                                                                 EXHIBIT 10.8


                             AGREEMENT TO SUBLEASE


       This Agreement to Sublease (this "Sublease") is made this June 25, 1998, between HALLIBURTON ENERGY SERVICES, INC., a Delaware corporation ("Sublessor"), formerly known as HALLIBURTON COMPANY, a Delaware corporation, and BINDVIEW DEVELOPMENT CORPORATION, a Texas corporation ("Sublessee").


       WHEREAS, the Sublessor is presently the Tenant under a certain lease dated December 18, 1992, as amended by Amendment No. 1 to Lease Agreement dated December 18, 1992 and Amendment No. 2 to Lease Agreement dated March 18, 1993 (as amended, the "Prime Lease"), between BARNHART INTERESTS, INC. AS AGENT FOR SAGE PLAZA ONE LTD., as Landlord (the "Landlord"), and HALLIBURTON COMPANY, as Tenant, a copy of which is attached hereto as Exhibit "B" and incorporated herein by this reference, covering approximately 320,151 square feet of Net Rentable Area (the "Prime Leased Premises") in the building located at 5151 San Felipe Road, Houston, Harris County, Texas (the "Building"); and

       WHEREAS, the Sublessor and Sublessee have agreed upon a subletting of space in the Building within the Prime Leased Premises, consisting of approximately One Hundred Four Thousand Six Hundred Seventy (104,670) square feet of Net Rentable Area (the "Subleased Premises"), as shown on the drawings which are attached hereto as Exhibit "A" and incorporated herein by this reference, on the terms and conditions hereinafter specified;

       NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Sublessor and Sublessee agree as follows:

1.     PRIME LEASE.

       a. Except for the provisions, exceptions, and conditions set forth herein, all covenants, terms and conditions of the Prime Lease shall be binding upon Sublessor and Sublessee and their successors and assigns in their respective capacities. Except as otherwise provided herein, it is the intent of the parties that such terms and conditions binding Landlord in the Prime Lease shall bind Sublessor herein, and those binding Tenant in the Prime Lease shall bind Sublessee herein. Sublessor represents and warrants that a true, correct, and complete copy of the Prime Lease is attached hereto as Exhibit "B". Capitalized terms not otherwise defined in this Sublease shall have the meaning assigned to them in the Prime Lease.

       b. Sublessor covenants and agrees that Sublessor will duly and faithfully perform each of its obligations, duties and liabilities under the Prime Lease. Sublessor hereby covenants and agrees it will deliver to Sublessee, within forty-eight (48) hours after its receipt thereof, copies of any and all notices or other correspondence received by Sublessor from Landlord that might affect Sublessee's rights under this Sublease or its occupancy and use of the Subleased Premises in any manner, including, but not limited, to any changes to the terms and conditions of the Prime Lease.

       c. Sublessee covenants and agrees that it will not do anything which would breach the terms of the Prime Lease or cause Sublessor to be in default thereunder. Sublessee covenants and agrees to deliver to Sublessor, within forty-eight (48) hours after Sublessee's receipt thereof, copies of any and all notices or other correspondence received by Sublessee from Landlord that might affect Sublessor in any manner.

       d. Sublessee shall be entitled to the use and benefit of all of the services and amenities applicable to the Subleased Premises that Landlord is obligated to provide to Sublessor under the Prime Lease. If at any time during the term of this Sublease Sublessor becomes entitled to any reduction or abatement of the rentals due under the Prime Lease with respect to the Subleased Premises, Sublessee shall receive a corresponding reduction or abatement of its rental obligations under this Sublease.

2. DEMISE OF THE SUBLEASED PREMISES. Sublessor hereby subleases and demises to the Sublessee and the Sublessee hereby subleases and takes from the Sublessor, the Subleased Premises, subject to and upon the terms and conditions set forth herein.

3. TERM. The term of this Sublease shall commence as to each floor of the Subleased Premises on the earlier of (i) the date each floor of the Subleased Premises is ready for occupancy by Sublessee to the extent that Sublessee is able to conduct its business in a reasonable manner, (ii) the date Sublessee actually occupies such floor, or (iii) April 1, 1999 (the "Commencement Dates") and shall continue until August 31, 2003 (the "Expiration Date").

4.     DELIVERY AND OCCUPANCY OF SUBLEASED PREMISES.

       a. Sublessor shall deliver to Sublessee the Subleased Premises in full floor increments, in a broom clean condition, and free of all movable equipment and furniture, in accordance with the schedule set forth below. This Lease shall be in full force and effect as to each floor of the Subleased Premises upon the delivery by Sublessor and acceptance by Sublessee of each such floor.

              Subleased Premises           Delivery Dates
              ------------------           --------------
              Floor 18                     No later than July 1, 1998
              Floor 19                     No later than September 1, 1998
              Floor 20                     No later than September 1, 1998
              Floor 21                     No later than September 1, 1998
              Floor 22                     No later than October 1, 1998

If any floor of the Subleased Premises is not delivered to Sublessee on or before the delivery dates set forth above, Sublessee shall receive a rental abatement, with respect to the floor not timely delivered, equal to four (4) days' Rental (as hereinafter defined) for each one (1) day of delay until possession of such floor is tendered to Sublessee. Any such abatement shall be credited against the Base Rental next becoming due.

If the first full floor of the Subleased Premises is not delivered to Sublessee by August 1, 1998, or all of the remaining floors of the Subleased Premises are not delivered to Sublessee by December 31, 1998, Sublessee may, as its sole and exclusive remedy therefor, terminate this Sublease by written notice ("Cancellation Notice") to Sublessor. Within forty-five (45) days after receipt of Sublessee's Cancellation Notice, Sublessor shall pay to Sublessee as liquidated damages the sum of $300,000.





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
It is agreed that such amount is a reasonable forecast of just compensation for the harm that would be caused by Sublessor's failure to deliver the remaining floors by such date and that the harm so caused would be incapable or very difficult to accurately estimate..

       b. The Commencement Date of each floor of the Subleased Premises is estimated to be as follows:

              Subleased Premises           Estimated Commencement Dates
              ------------------           ----------------------------
              Floor 18                     September 1, 1998
              Floor 19                     November 1, 1998
              Floor 20                     November 1, 1998
              Floor 21                     November 1, 1998
              Floor 22                     January 1, 1999

Sublessee, at its option, may occupy any floor of the Subleased Premises prior to the estimated Commencement Date for such floor, in which case the Commencement Date shall be the date Sublessee actually occupies such floor.

5.     BASE RENTAL.

       a. Except as otherwise provided herein, the annual base rent ("Base Rental") during the term of this Sublease shall be Sixteen and 22/100 Dollars ($16.22) per square foot of Net Rentable Area, being a total annual Base Rental of One Million Six Hundred Ninety-Seven Thousand Seven Hundred Forty-Seven and No/100 Dollars ($1,697,747.00) for all floors of the Subleased Premises, divided into equal monthly installments, payable in advance, of One Hundred Forty-One Thousand Four Hundred Seventy-Eight and 95/100 Dollars ($141,478.95), covering the periods from the Commencement Date of each floor of the Subleased Premises to the Expiration Date.

       b. Except as otherwise provided herein, the proportional amounts payable by Sublessee under Article 5. BASE RENTAL ADJUSTMENT of the Prime Lease, which relates to the same amounts due in the Sublease in Article 5. ADDITIONAL RENTAL, shall be due and payable monthly to Sublessor on or before forty-five (45) days after Sublessee's receipt of an itemized invoice therefor.

       c. Notwithstanding Subparagraphs a and b of this Paragraph, for any floor of the Subleased Premises having a Commencement Date prior to April 1, 1999, Rental shall be abated until April 1, 1999. Sublessor and Sublessee intend that Sublessee shall not pay any Rental under this Sublease until April 1, 1999. The term "Rental" as used in this Sublease shall mean Base Rental, Additional Rental (as hereinafter defined), and parking charges.

       d. All amounts payable by Sublessee to Sublessor under this Sublease shall be made by Sublessee to Halliburton Energy Services, P. O. Drawer 951046, Dallas, Texas 75395-1046 or in such other manner and to such other place later designated by Sublessor in writing, or as is set forth in any invoice from Sublessor to Sublessee. The amounts due under this Sublease shall be paid in one monthly check.





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
6.     ADDITIONAL RENTAL.

       a. The clauses under Article 5. BASE RENTAL ADJUSTMENT of the Prime Lease, covering additional rental shall apply to this Sublease.

       b. The base year for Base Rental Adjustment (as defined in Article 5 of the Prime Lease and herein called "Additional Rental") computations shall be 1998 (the "Base Year").

       c. Sublessee shall pay as Additional Rental any costs incurred in connection with Sublessee's operation or after hours use of the heating, ventilation, and air conditioning system ("HVAC") within the Subleased Premises as permitted by Section 15.a hereof.

       d. Beginning in 1999 and for each year thereafter during the Sublease term, Sublessee shall pay to Sublessor as Additional Rental its proportionate share (i.e. the percentage determined from time to time by dividing the Net Rentable Area of the Subleased Premises by the total Net Rentable Area of the Prime Leased Premises - initially 32.69 %) of the amount, if any, by which the Basic Cost for each such year exceeds the Base Year Basic Cost.

       e. Sublessee's proportionate share of the Additional Rent shall be payable monthly commencing April 1, 1999, based on the estimates of Basic Cost being paid by Sublessor under Sections 5.04 and 5.05 of the Prime Lease. In the event of any adjustment to Sublessor's payments with respect to Basic Cost under Sections 5.06 or 5.07 of the Prime Lease, Sublessee shall pay or receive, as the case may be, a corresponding adjustment of its payments with respect to Basic Cost under this Paragraph.

       f. Sublessor shall provide to Sublessee, within fifteen (15) days after Sublessor's receipt thereof, copies of all estimates and statements received by Sublessor from Landlord with respect to the amount or payment of Basic Cost for any year during the term of this Sublease. If Sublessor elects to exercise its right to audit the Landlord's books and records relating to Basic Cost, Sublessee shall have the right to examine the results of such audit. Sublessor further agrees that it will exercise its audit rights with respect to any years during the term of this Sublease upon Sublessee's written request, provided that Sublessee agrees to reimburse Sublessor for its actual out-of-pocket costs and expenses incurred in connection with such audit.

7. IMPROVEMENT ALLOWANCE. Sublessor agrees to provide Sublessee an allowance ("Improvement Allowance") in the amount of Nine and No/100 Dollars ($9.00) per square foot of Net Rentable Area in the Subleased Premises, (i.e., $942,030.00) to be applied to the payment of or reimbursement of Sublessee for the costs and expenses incurred by Sublessee in connection with the preparation (including, without limitation, architectural and engineering fees and costs) and construction of the leasehold improvements in the Subleased Premises. Monthly, upon receipt of a requisition form signed by Sublessee's construction manager or other authorized individual setting forth the costs expended or incurred to such date substantiated by true and correct copies of paid invoices for such improvements, Sublessor shall, within forty-five (45) days after receipt of such requisition form and copies of the paid invoices, forward to Sublessee a check payable to Sublessee in the amount of such requisition.
Until Sublessor is notified differently in writing by Sublessee, Scott Plantowsky will be Sublessee's construction manager for purposes of this Paragraph. Sublessor shall not be obligated to pay for or reimburse Sublessee for any leasehold improvements after July 1, 1999.





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
8. ADA COMPLIANCE. Sublessee shall instruct its architect to design the leasehold improvements to be in compliance with Title III of the Americans With Disabilities Act of 1990, as amended, and all regulations promulgated thereunder (the "ADA").

9. USE OF IMPROVEMENTS ON SUBLEASED PREMISES. Sublessee shall have the option to utilize, at no charge to Sublessee, any and all leasehold improvements presently located within the Subleased Premises, including, but not limited to, all doors, cabling, components of the ceiling, floor coverings, and window coverings, to the fullest extent permitted under the Prime Lease.

10. LEASEHOLD IMPROVEMENTS. The Subleased Premises shall be taken by Sublessee in its "as is" condition, and, except as provided in Paragraphs 7 and 8 above, Sublessee shall be responsible for all improvements within the Subleased Premises which shall meet the building standards, at its sole cost and expense.

11. SECURITY DEPOSIT. Sublessee shall, at the signing of this Sublease, either (i) provide to Sublessor a letter of credit or (ii) deposit with an escrow agent mutually acceptable to Sublessor and Sublessee in an interest bearing account, cash in an amount equal to five (5) months Base Rental as security for the performance by the Sublessee of all the covenants, terms, and conditions on its part to be performed under this Sublease and the Prime Lease. Said security deposit shall be applied to Sublessee's Base Rental for the months of April, May, and June 1999, and January and February 2000, and accrued interest, if any, shall be paid to Sublessee quarterly commencing three (3) months from the date such funds are deposited with the escrow agent.

12. USE. The Subleased Premises shall be used and occupied by Sublessee for general office purposes and for no other purpose. Such permitted use shall expressly, include, but not be limited, to software development, and such ancillary uses in connection therewith as shall be reasonable and customary with respect to general office use, and the operation for the noncommercial use by Sublessee's employees and invitees of microwave ovens, refrigerators, and other equipment typically found in an employee lunchroom.

13. PARKING. Sublessor shall provide and make available, at no additional cost to Sublessee for Sublessee's employees, three (3) parking spaces in the Building Parking Garage for each one thousand (1,000) square feet of Net Rentable Area contained in the Subleased Premises (i.e., initially 314 parking
spaces).   Twenty (20) of such parking spaces shall be designated as reserved parking spaces and two hundred ninety-four (294) shall be designated as unreserved parking spaces. In addition, Sublessor shall provide ten (10) designated visitor parking spaces in the locations in the Building Parking Garage depicted in the floor plan attached hereto as Exhibit "C". Sublessor shall also provide and make available, at no additional cost to Sublessee, three (3) parking spaces in the Building Parking Garage for each one thousand (1,000) square feet of Preferential Right Space or Available Refusal Space (all as hereinafter defined) that is subleased by Sublessee hereunder at the same ratios as provided herein.

14.    SIGNAGE.

       a. Sublessor shall, within three (3) months after the execution of this Sublease, use its best efforts to obtain for Sublessee signage identity on the existing Building monument sign bearing Sublessee's name in the area shown on the sign plan attached hereto as Exhibit "D" and approved by





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
Sublessee. At such time as Sublessor shall no longer occupy 100,000 square feet of Net Rentable Area in the Building, Sublessor shall provide Sublessee with one-half (1/2) of the identity space currently provided to Sublessor on the existing Building monument, which monument identity shall be in addition to any other provision for identity provided to Sublessee prior to such time. Subject to Sublessor's signage rights under Section 7.08.01 of the Prime Lease, in the event another sublessee of Sublessor does not occupy a minimum of 50,000 square feet of Net Rentable Space in the Prime Leased Space, Sublessee shall be entitled to all of the identity space currently provided to Sublessor on the existing Building monument sign, which monument identity shall be in addition to any other provision for identity provided to Sublessee prior to such time. Sublessor shall use its best efforts to obtain the approval of Landlord and any other party required to approve signage on the Building or grounds of the Building pursuant to Section 7.08 of the Prime Lease.

       b. On or before the Commencement Date, Sublessor shall use its best efforts to cause Landlord to provide, at Sublessee's sole cost and expense, a listing of Sublessee's name and the names of a reasonable number of Sublessee's employees and/or divisions (as designated by Sublessee from time to time) on the Building directory (or its computer equivalent), if any, located in the main lobby of the Building.

       c. All of this Paragraph 14 shall be subject to Sublessor's signage rights under Section 7.08.01 of the Prime Lease.

15.    UTILITIES AND SERVICES.

       a. Sublessor shall cooperate with Sublessee to cause Landlord, at Sublessee's sole cost and expense, to install or permit Sublessee to install a system enabling Sublessee to activate, control, and monitor the usage of the HVAC system within the Subleased Premises on a floor by floor basis. The cost to Sublessee for operating the HVAC systems after hours shall be as set forth in Section 7.04.2 of the Prime Lease. Sublessor hereby authorizes Sublessee to contact Landlord directly with regard to Sublessee's use of the HVAC and other building systems and services. In that regard, Sublessee agrees to indemnify Sublessor for all such costs incurred thereby (except as may be provided specifically otherwise herein).

       b. If Sublessee's electrical equipment requires additional electrical and/or air conditioning capacity above that which is provided to Sublessor pursuant to the Prime Lease, Sublessor shall use its best efforts to cause Landlord, at Sublessee's sole cost and expense, to permit Sublessee to install, operate, and maintain such additional electrical and air conditioning facilities and units as Sublessee may require in connection with Sublessee's use of the Subleased Premises. Sublessor shall provide reasonable access to and within the Prime Leased Premises as Sublessee may require to install, operate, and maintain such additional facilities and units.

       c. Sublessor shall use its best efforts to cause Landlord to provide to Sublessee the same right Landlord provides to Sublessor under Section 9.05 of the Prime Lease to install, operate, and maintain communications and telecommunications equipment and antennae on the roof of the Building (at Sublessee's sole cost and expense) as Sublessee may require in connection with Sublessee's use of the Subleased Premises.

16. ENTRY FOR REPAIRS AND INSPECTION. Sublessor may enter into and upon any part of the Subleased Premises (other than specific areas designated by Sublessee as "secure areas") at all reasonable hours with reasonable prior notice and with the right of Sublessee to accompany such persons (except in the event of an emergency, when no prior notice will be required) to inspect the same, clean, or make repairs or alterations, or additions thereto, as Sublessor may deem necessary or desirable; provided, however, such work shall not unreasonably interfere with Sublessee's use of the Subleased Premises. The secure areas shall include, without limitation, Sublessee's Server Room and Quality Assurance Lab.

17.    INSURANCE.

       a. Sublessee shall maintain, at its sole cost and expense, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Subleased Premises, and on all non-Building Standard leasehold improvements in the Subleased Premises. Sublessee shall maintain, at its sole cost and expense, commercial general liability insurance, with limits of liability of not less than $5,000,000.00 with respect to death of or injury to one or more persons and not less than $2,000,000.00 with respect to loss of or damage to property, issued by and binding upon a solvent insurance company approved in writing by Sublessor.

       b. Anything in this Sublease to the contrary notwithstanding, whenever any loss, cost, damage, or expense resulting from fire, the elements, explosion or other casualty or occurrence is incurred by the parties to this Sublease in connection with the Subleased Premises or any improvements thereto, or of which the Subleased Premises are a part, or any personal property of such party therein, or the Building, or Parking Garage, and such party is required to be covered under this Sublease or Article V of the Prime Lease in whole or in part by insurance with respect thereto, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage, or expense to the extent of any amount recovered by reason of such insurance and hereby waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided such release and waiver of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage. Sublessor and Sublessee shall use their respective best efforts to obtain such release and waiver of subrogation from their respective insurance carriers and shall immediately notify the other of any failure to obtain or maintain same.

18.    FIRE OR OTHER CASUALTY; CONDEMNATION.

       a. In the event of fire or other casualty in the Prime Leased Premises or the Subleased Premises, if the Subleased Premises is damaged so that it is reasonably estimated by a responsible contractor selected by Sublessee that fifty percent (50%) or more of the Subleased Premises will be untenantable and/or not usable by Sublessee for the purpose for which same have been subleased for a period of one hundred eighty (180) days or longer after such destruction, Sublessee shall so notify Sublessor in writing within five
(5) days after Sublessee's receipt of notice of the estimated time to repair the Subleased Premises. Sublessee shall have the option to cancel this Sublease by delivery of written notice thereof to Sublessor within twenty-one
(21) days after receipt of such notice. If Sublessee elects not to cancel this Sublease, the Rental herein shall proportionally abate thereafter until such time as the affected portion of the Subleased Premises is made tenantable.





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
       b. In the event of fire or other casualty in the Prime Leased Premises or the Subleased Premises, such that Sublessor elects to terminate the Prime Lease as provided in Article 11 thereof, Sublessor shall notify Sublessee in writing of Sublessor's intention to cancel the Prime Lease at least twenty
(20) days prior to notifying Landlord of same. If Sublessee desires to continue the Sublease as to all or part of the Subleased Premises, Sublessee shall notify Sublessor of same within ten (10) days after its receipt of Sublessor's notice, whereupon (i) Sublessor shall not terminate the Prime Lease, and (ii) the Sublease shall remain in full force and effect until the expiration or earlier termination of the term of this Sublease.

       c. If, as a result of a taking by virtue of eminent domain or for public or quasi public use or purpose, the Prime Leased Premises, the Subleased Premises, a portion of the Building not including the Prime Leased Premises or the Subleased Premises, or the Parking Garage or access thereto, is affected in a manner that (i) renders the Subleased Premises untenantable, (ii) substantially impairs Sublessee's use of the remainder of the Subleased Premises, or (iii) if more than fifty percent (50%) the Subleased Premises (or any lesser percentage which renders the remainder unusable for the purposes intended) shall be taken or condemned, Sublessee shall have the option to cancel this Sublease by delivery of written notice thereof to Sublessor within thirty (30) days after the date the condemning authority takes possession.

       d. If, as a result of a taking of all or substantially all of the Prime Leased Premises or the Subleased Premises by virtue of eminent domain or for public or quasi public use or purpose, Sublessor elects to terminate the Prime Lease as provided in Article 15 thereof, Sublessor shall notify Sublessee in writing of Sublessor's intention to cancel the Prime Lease at least twenty
(20) days prior to notifying Landlord of same. If Sublessee desires to continue the Sublease as to all or part of the Subleased Premises, Sublessee shall notify Sublessor of same within ten (10) days after its receipt of Sublessor's notice, whereupon (i) Sublessor shall not terminate the Prime Lease, and (ii) the Sublease shall remain in full force and effect until the expiration or earlier termination of the term of this Sublease.

19. HOLD HARMLESS. Sublessee shall not be liable to Sublessor, or to Sublessor's agents, servants, employees, customers, or invitees for any damage to person or property caused by any act, omission or neglect of Sublessor, its agents, servants, or employees, and Sublessor agrees to indemnify and hold Sublessee harmless from all liability and claims for any such damages. Sublessor shall not be liable to Sublessee, or to Sublessee's agents, servants, employees, customers, or invitees for any damage to person or property caused by any act, omission or neglect of Sublessee, its agents, servants, or employees, and Sublessee agrees to indemnify and hold Sublessor harmless from all liability and claims for any such damages.

20. MANAGEMENT COMMITTEE. Sublessor hereby assigns to Sublessee all its rights to positions on and participation in the Management Committee described in Section 6.10 of the Prime Lease. Sublessor shall cooperate with Sublessee in causing Landlord to provide a position on the Management Committee for Sublessee.

21.    SURRENDER OF PREMISES.    Upon the expiration or earlier termination of
the term of this Sublease, Sublessee shall surrender the Subleased Premises in good order, condition, and repair, except for ordinary wear and tear.
Sublessee shall be under no obligation to remove any leasehold improvements existing in the Subleased Premises at the time of execution of this Sublease or





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
thereafter installed by Sublessee, with Sublessor's approval. Sublessee may remove its trade fixtures, office supplies, telecommunications and movable office equipment and furniture.

22. SUBLESSOR'S NON-LIABILITY FOR DEFAULTS OF LANDLORD. Sublessor shall not be responsible, answerable or liable to Sublessee for or by any reason of any default by Landlord under the Prime Lease, nor shall Sublessor under this Sublease have any such obligations impressed upon it. Notwithstanding the foregoing, upon the written request of Sublessee, Sublessor shall diligently pursue all reasonable efforts to enforce the Prime Lease and obtain Landlord's compliance with its obligations thereunder and Sublessee shall have any rights of recovery against Landlord, which flow to Sublessor through the Prime Lease, to the extent Sublessee is entitled to such under this Sublease.

23.    ASSIGNMENT OR SUBLEASE.

       a. Except as provided in Subparagraphs b and c of this Paragraph, Sublessee shall not have the right to assign or sublet the Subleased Premises, in whole or in part, without Sublessor's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.

       b. The consent of Sublessor shall not be required for any assignment of this Sublease, or sub-sublet of the Subleased Premises or any part thereof, to an Affiliate of Sublessee; provided, however, that Sublessee shall promptly notify Sublessor of any such assignment or sub-subletting, and with respect to any assignment of this Sublease, shall deliver a written assumption in favor of Sublessor of the duties, obligations and liabilities of Sublessee hereunder by such Affiliate, and further, provided Sublessee has obtained Landlord's approval or consent thereof. An "Affiliate" for purposes of this section shall be any person or entity which Sublessee controls or is wholly owned by Sublessee.

       c. The transfer of this Sublease from Sublessee by merger or consolidation or any change in ownership or power to vote of the voting stock in Sublessee, or any reincorporation or recapitalization, or any sale or public offering of Sublessee's stock, shall not constitute an assignment for purposes of this Sublease, provided Sublessee has obtained Landlord's approval or consent thereof. For purposes of this Subparagraph, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

       d. No assignment or subletting by Sublessee shall relieve Sublessee of any obligation under this Sublease, and Sublessee and Sublessee's assignee or sublessee shall remain jointly and severally liable hereunder.

24. PREMISES USED AS SECURITY. Sublessee shall not use the Subleased Premises as security on any obligation, and in the event of the attempt of Sublessee to cause the Subleased Premises to be used as security, Sublessee shall be in default of the terms of this Sublease and Sublessor shall have the option to immediately terminate this Sublease and the provisions of Paragraph 20 herein shall thereafter become applicable.

25. NOTICES. Any notices which shall be required or desired to be given by the parties hereto shall be in writing and either delivered by hand or sent by United States certified mail, return receipt requested and postage prepaid, to the persons at the addresses set forth below:





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
       Sublessor:                                 Sublessee:
       Halliburton Energy Services, Inc.          Prior to occupancy:
       5151 San Felipe                            BindView Development
       Suite 200                                  Corporation
       Houston, Texas  77056                      3355 West Alabama, 12th Floor
                                                  Houston, Texas 77098

                                                  After occupancy:
                                                  5151 San Felipe, 22nd Floor
                                                  Houston, Texas  77056

       With a copy to the Landlord:               Barnhart Interests, Inc.
                                                  5151 San Felipe
                                                  Suite 1399
                                                  Houston, Texas  77056

Such notice shall be deemed received on the date indicated on the delivery receipt of such notice.

26. BROKER. Sublessee covenants, warrants and represents that it has not dealt with or signed any commission agreement with any broker in connection with this Sublease other than Moody Rambin Interests, Inc. ("MRI") and Sublessor agrees to pay any commission due said broker in accordance with a separate agreement entered into with MRI.

27.    ONGOING PREFERENTIAL RIGHT.

       a. Sublessee shall have a continuous and recurring right of first opportunity (the "Preferential Right") to sublet any of floors twenty-three
(23), twenty-four (24) or twenty-five (25) (collectively, the "Preferential Right Space"), if Sublessor elects to make available for lease all or any portion of the Preferential Right Space. In subleasing the Preferential Right Space, Sublessor will use its best efforts to lease floors twenty-four (24) and twenty-five (25) prior to leasing floor twenty-three (23) and to lease floor twenty-five (25) prior to leasing floor twenty-four (24), if such floors are leased in partial or one(1) floor increments.

       b. At such time that Sublessor has received a signed bona fide offer (the "Offer") to sublease from a prospective sublessee, Sublessee shall have the right to exercise its Preferential Right to sublease (i) as to that portion of the Preferential Right Space to be subleased to such prospective sublessee (the "Offer Space"), if the Offer Space covers a portion of a floor of the Preferential Right Space or (ii) as to all or a portion of the Offer Space, but in no event less than one (1) full floor of the Offer Space, if the Offer Space is equal or greater than one (1) full floor of the Preferential Right Space. Sublessor shall send written notice of the Offer (the "Exercise Notice"), in accordance with Paragraph 25 hereof, together with a copy of the Offer showing the Base Rental to be paid thereunder and the tenant allowance to be provided to the prospective sublessee with respect thereto, a floor plan depicting the demising lines of the Offer Space, and other material terms and conditions of the proposed sublease. Sublessee shall have the right to exercise its Preferential Right within ten (10) days after its receipt of the Exercise Notice (the "Exercise Period") to sublease all or a portion of the Offer Space, as the case may be, upon the same terms and conditions as those outlined in the Offer, provided, however, the Base Rental, Base Year, and allowances (with respect to improvements,





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
refurbishment or otherwise) shall not be less favorable to Sublessee than the Base Rental, Base Year, and allowances contained in this Sublease. Base Rental for the Offer Space shall commence on the later of (i) April 1, 1999, or (ii) four (4) months after the contemplated commencement date of the proposed sublease. Regardless of the date Sublessee exercises a Preferential Right, the term with respect to any Offer Space covered thereunder shall be coterminous with the term of this Sublease. If Sublessee fails to respond to the Exercise Notice during the Exercise Period, Sublessee shall be deemed to have elected not to lease the Offer Space. If Sublessee fails or declines to exercise its Preferential Right after receipt of an Exercise Notice from Sublessor as provided herein, Sublessor may sublease the Offer Space to the prospective sublessee on substantially the same terms and conditions set forth in the Exercise Notice. If Sublessor does not enter into a sublease of the Offer Space with the prospective sublessee with respect to the space and in accordance with the terms that were the subject of the Exercise Notice within ninety (90) days after the expiration of the Exercise Period, Sublessee's Preferential Right shall apply again to any proposed subleasing of the Preferential Right Space.

28.    ONGOING RIGHT OF FIRST REFUSAL.

       a. Subject to Apache Corporation's Preferential Right to lease floors two and seven of the Building, Sublessee shall have a continuous and recurring right of first refusal (the "Right of First Refusal") to sublease any remaining rentable space within the Prime Leased Premises as it becomes available for subletting during the term of this Sublease (the "First Refusal Space").

       b. Sublessor shall deliver written notice to Sublessee (the "Availability Notice") when any First Refusal Space becomes available for subletting (the "Available Refusal Space"). The Availability Notice shall be sent in accordance with Paragraph 25 hereof, and shall include a floor plan depicting the demising lines of the Available Refusal Space, the date that Sublessor expects same to be available, and the annual rental and other material terms and conditions upon which Sublessor is willing to sublease the Available Refusal Space (including, without limitation, allowances for improvements, refurbishment or otherwise, the Base Year, the sublease term, renewal and expansion options, and other preferential rights). Sublessee shall have the right to exercise its Right of First Refusal within ten (10) days after receipt of the Availability Notice (the "Acceptance Period") to sublease the Available Refusal Space upon the terms and conditions as stated in the Availability Notice. If Sublessee fails to exercise its Right of First Refusal during the Acceptance Period, Sublessee shall be deemed to have elected not to sublease the Available Refusal Space. If Sublessee shall fail to exercise its Right of First Refusal after receipt of an Availability Notice from Sublessor as provided herein, Sublessor may sublease the Available Refusal Space to the prospective sublessee on the terms and conditions set forth in the Availability Notice. If Sublessor does not enter into a sublease of the Available Refusal Space with the prospective sublessee with respect to the space and in accordance with the terms that were the subject of the Availability Notice within one hundred eighty (180) days after the expiration of the Acceptance Period, Sublessee's Right of First Refusal shall apply again to any proposed subleasing of the Available Refusal Space.

29.    RENEWAL OPTION.

       a. If Sublessor intends to exercise Sublessor's First Renewal Option to renew and extend the term of the Prime Lease for an additional five (5) years, Sublessor shall send to Sublessee a copy of its written request to Landlord for Landlord's opinion of the prevailing Fair Market Value rental rate pursuant to Section 21.01.3 of the Prime Lease concurrently with the sending of such request to Landlord. Sublessee shall have the right to consult with Sublessor with respect to its evaluation of Landlord's opinion of such rental rate.

       b. If Sublessor elects to exercise the First Renewal Option, Sublessor shall send to Sublessee a copy of its written notice to Landlord exercising such option pursuant to Section 21.01.1 of the Prime Lease concurrently with the sending of such renewal notice to Landlord. Sublessee shall have the option to renew this Sublease (the "First Sublease Renewal Option") as to all or a part of the Subleased Premises for a term coterminous with the First Renewal Period by delivering written notice to Sublessor within ninety (90) days after receipt of the copy of Sublessor's renewal notice to Landlord. If Sublessee elects to exercise its First Sublease Renewal Option, then all terms of this Sublease shall apply to the renewal term, except the Base Rental rate, the Base Year, and the improvement allowance payable under this Sublease shall be the same rental rates and tenant improvement allowance (per square foot of Net Rentable Area) as provided during the First Renewal Period under Sections 21.01.5 and 21.03 of the Prime Lease.

       c. Provided Sublessee effectively exercised its First Sublease Renewal Option pursuant to Subparagraph b of this Paragraph, if Sublessor intends to exercise its Second Renewal Option to extend the term of the Prime Lease for an additional five (5)-year period, Sublessor shall send to Sublessee a copy of its written request to Landlord for Landlord's opinion of the prevailing Fair Market Value rental rate pursuant to Section 21.01.3 of the Prime Lease concurrently with the sending of such request of Landlord. Sublessee shall have the right to consult with Sublessor with respect to its evaluation of Landlord's opinion of such rental rate.

       d. If Sublessor elects to exercise the Second Renewal Option, Sublessor shall send to Sublessee a copy of its written notice to Landlord exercising such option pursuant to Section 21.01.2 of the Prime Lease concurrently with the sending of such renewal notice to Landlord. Sublessee shall have the option to renew this Sublease (the "Second Sublease Renewal Option") as to all or a part of the Subleased Premises for a term coterminous with the Second Renewal Period by delivering written notice to Sublessor within ninety (90) days after receipt of the copy of Sublessor's renewal notice to Landlord. If Sublessee elects to exercise its Second Sublease Renewal Option, then all terms of this Sublease shall apply to the renewal term, except the Base Rental rate, the Base Year, and the tenant improvement allowance payable under this Sublease shall be the same rental rates, the Base Year, and improvement allowance (per square foot of Net Rentable Area) as provided during the Second Renewal Period under Sections 21.01.5 and 21.03 of the Prime Lease.

30.    LANDLORD'S, MORTGAGEE'S, AND APACHE CORPORATION'S CONSENT.

       a. Sublessor and Sublessee acknowledge and agree, however, that a condition precedent to this Sublease is Landlord's execution of the Consent to Sublease. If Landlord does not execute and return an original counterpart of the Consent to Sublease to Sublessor and Sublessee on or before June 19, 1998, Sublessee shall at its sole and absolute discretion either: (i) terminate this Sublease by written notice to Sublessee, or (ii) extend the date by which Landlord must execute and return an original counterpart of the Consent to Sublease to Sublessor and Sublessee until June 30, 1998.

       b. Sublessor and Sublessee acknowledge and agree, however, that a condition precedent to this Sublease is Landlord's Mortgagee, or any other beneficiary of a mortgage, deed of trust or other lien encumbering the Complex (or any part thereof), execution of the Consent to Sublease. If Landlord's Mortgagee, or other beneficiary does not execute and return an original counterpart of the Consent of Sublease to Sublessor and Sublessee on or before June 30, 1998, Sublessee shall at its sole and absolute discretion either: (i) terminate this Sublease by written notice to Sublessee, or (ii) extend the date by which Landlord's Mortgagee, or other beneficiary execute and return an original counterpart of the Consent to Sublease to Sublessor and Sublessee until July 7, 1998.

       c. Unless Sublessee notifies Sublessor otherwise, this Sublease shall not be effective until Sublessee has been provided with an executed agreement whereby Apache Corporation releases its rights to the signage identification on the existing monument sign.

       d. If Landlord does not approve the plans and specifications for Sublessee's leasehold improvements on the 18th floor of the Building by June 24, 1998, Sublessee shall at its sole and absolute discretion either: (i) terminate this Sublease by written notice to Sublessee, or (ii) extend the date by which Landlord must approve the plans and specifications for Sublessee's leasehold improvements until June 30, 1998.

31.    MISCELLANEOUS.

       a. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

       b. This Sublease shall be governed and construed in accordance with the laws of the State of Texas.

       c. If any term or provision of this Sublease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

       d. This Sublease may be executed in multiple counterparts, and by the parties hereto on separate counterparts, each of which shall constitute an original of this Sublease, but all of which taken together shall constitute a single agreement.

       e. If either party defaults in the performance of any of the terms, agreements or conditions contained in this Sublease and the other party engages an attorney to enforce this Sublease, should such non-defaulting party prevail in a suit upon same, the defaulting party agrees to pay the other party's reasonable legal fees.

       f. To the extent the terms and provision of this Sublease conflict with the terms and provisions of the Prime Lease, the terms and provision of this Sublease shall prevail.

32. TIME IS OF THE ESSENCE. Time is of the essence with respect to Sublessor's execution and delivery of this document to Sublessee. If Sublessor fails to execute and delivery a signed copy hereof to Sublessee by 5:00 p.m., June 19, 1998, this document shall be deemed null and void and shall have no force and effect, unless otherwise agreed in writing between Sublessee and Sublessor.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Sublease the day and year first above written.



             SUBLESSOR:        HALLIBURTON ENERGY SERVICES, INC.,
                               a Delaware corporation


                               By:   /s/ TAMARA W. BLAIR
                                  ---------------------------------------
                               Name:     Tamara W. Blair
                                    -------------------------------------
                               Title:    Director of Real Estate Services
                                     ------------------------------------
                                         Attorney-in-Fact


             SUBLESSEE:        BINDVIEW DEVELOPMENT CORPORATION,
                               a Texas corporation



                               By:   /s/ SCOTT R. PLANTOWSKY
                                  ---------------------------------------
                               Name:     Scott R. Plantowsky
                                    -------------------------------------
                               Title:    Chief Financial Officer
                                     ------------------------------------





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